EXHIBIT 99.1

DIMON Incorporated Tel: 434 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 USA
FOR IMMEDIATE RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952
February 18, 2002

DIMON Announces Quarterly Dividend

Danville, VA – The Board of Directors of DIMON Incorporated (NYSE: DMN), at its meeting held February 18, 2002, declared a quarterly dividend of $0.05 per share.  The dividend will be payable March 20, 2002 to shareholders of record on March 5, 2002.

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